As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Air Transport Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1631624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

145 Hunter Drive

Wilmington, Ohio 41577

(937) 382-5591

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

W. Joseph Payne

Senior Vice President, Corporate General Counsel and Secretary

145 Hunter Drive

Wilmington, Ohio 41577

(937) 382-5591

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Roger E. Lautzenhiser, Esq.

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street

Great American Tower, Suite 3500

Cincinnati, Ohio 45202

Tel.: (513) 723-4091

Fax: (513) 852-8490

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share	—	—	—	—
TOTAL	—	—	—	—

(1)	An unspecified aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for Common Stock that is issuable upon conversion or exchange of other securities.
(2)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee required in connection with this registration statement.

Prospectus

Air Transport Services Group, Inc.

Common Stock

Air Transport Services Group, Inc. may offer common stock from time to time at prices and on terms to be determined by market conditions at the time of the offerings. In addition, selling stockholders to be named in a prospectus supplement also may offer shares of our common stock from time to time. We will provide the terms of the common stock in supplements to this prospectus.

To the extent that any selling stockholder resells any common stock, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the common stock being offered.

This prospectus provides you with a general description of our common stock that may be offered. Each time common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the common stock being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell common stock without a prospectus supplement describing the method and terms of the offering.

We may offer and sell common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATSG”.

Our principal office is located at 145 Hunter Drive, Wilmington, Ohio 45177. Our telephone number is (937) 382-5591.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 2. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we and/or the selling stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock we and/or the selling stockholders may offer. We may provide additional terms of the common stock in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “ATSG,” “the Company,” “we,” “our,” “ours,” and “us” refer to Air Transport Services Group, Inc., a Delaware corporation, and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of Air Transport Services Group, Inc., except where the context otherwise requires or as otherwise clearly indicated.

References to “securities” means the common stock we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

AIR TRANSPORT SERVICES GROUP, INC.

ATSG is a holding company whose principal subsidiaries include an aircraft leasing company and two U.S. certificated cargo airlines. The Company provides air cargo lift, aircraft leases, aircraft maintenance and other support services primarily to the cargo transportation and package delivery industries. Through the Company’s subsidiaries, it offers a range of complementary services to delivery companies, freight forwarders, airlines and government customers.

The Company’s leasing subsidiary, Cargo Aircraft Management, Inc., leases aircraft to each of the Company’s airlines as well as to non-affiliated airlines and other lessees. The airlines, ABX Air, Inc. and Air Transport International, Inc. (“ATI”), each have the authority, through their separate U.S. Department of Transportation and Federal Aviation Administration certificates, to transport cargo worldwide. ATI also provides passenger transportation, primarily to the U.S. Military, using “combi” aircraft, which are certified to carry passengers as well as cargo on the main deck.

The Company serves a base of concentrated customers who typically have a diverse line of international cargo traffic. The Company provides aircraft and airline operations to its customers, typically under contracts providing for a combination of aircraft, crews, maintenance and insurance services. In addition to its airline operations and aircraft leasing services, the Company sells aircraft parts, provides aircraft maintenance and modification services, equipment maintenance services, and operates mail and package sorting facilities.

Our principal executive offices are located at 145 Hunter Drive, Wilmington, Ohio 45177, and our telephone number is (937) 382-5591. We maintain an internet website at http://www.atsginc.com. The information contained in or connected to our website is not a part of this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that ATSG may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements. You should carefully read the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements. Readers are strongly encouraged to consider those factors when evaluating any forward-looking statements concerning the Company. The Company undertakes no obligation to update any forward-looking statements in this prospectus to reflect new information, future events or developments, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.atsginc.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the common stock to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed on February 17, 2017, April 3, 2017 and May 8, 2017;

•	our Definitive Proxy Statement on Schedule 14A filed on March 23, 2017; and

•	The description of the Company’s Common Shares contained in our Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to the Exchange Act, including all amendments and reports updating such description, including a Current Report on Form 8-K filed with the SEC on February 23, 2016.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Tel.: (937) 382-5591

Attention: W. Joseph Payne

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes information about the Company’s common stock. You can obtain more information about the Company’s common stock by consulting the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), copies of which have been filed by the Company with the SEC, as well as the Delaware General Corporation Law.

Authorized Capital Stock

The Company’s authorized capital stock consists of 95,000,000 shares, of which 75,000,000 shares are common stock, par value $.01 per share and 20,000,000 shares are preferred stock, par value $.01 per share. As of May 30, 2017, 59,503,749 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding. The Certificate of Incorporation authorizes the issuance of 75,000 Series A Junior Participating Preferred Stock, none of which have been issued.

Common Stock

Each share of common stock entitles its holder of record to one vote on all matters voted on by stockholders. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the outstanding shares of common stock voting in the election of directors are able to elect all of the directors, if they choose to do so, subject to any rights of the holders of any preferred stock to elect directors. Subject to any preferential or other rights of any outstanding series of preferred stock that may be established by the Board of Directors, the holders of common stock are entitled to (i) such dividends as the Company’s Board of Directors may declare from time to time from legally available funds and (ii), upon the Company’s dissolution, will be entitled to receive pro rata all of the assets of the Company available for distribution to stockholders, except that such rights upon dissolution of non-U.S. citizens are limited as described below under “Limitations on Foreign Ownership.”

Holders of common stock have no preemptive rights, conversion rights or other subscription rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors, without action by the Company’s stockholders, to provide for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series the voting powers, designations, preferences, limitations, and restrictions. The rights of any class or series of preferred stock may be greater than the rights attached to the common stock. It is not possible to state the actual effect of the issuance of any class or series of preferred stock on the rights of holders of common stock until the Board of Directors of the Company determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change of control of the Company.

Limitation on Voting by Foreign Owners

In furtherance of the Company’s stock ownership restrictions which are described below, a transfer of shares of any class of the Company’s capital stock to an Alien will not be valid, except between the parties to the transfer, until the transfer is recorded on the Company’s foreign stock record, which is a record maintained by the Company which records the date of a transfer to an Alien, the parties to the transfer and the number and description of the shares of stock transferred to an Alien. The Certificate of Incorporation defines “Alien” as: (i) any person who is not a citizen of the United States (“U.S. Citizens”) as defined in 49 U.S.C. Section 40102(a)(15), or any nominee of such person; (ii) any foreign government or representative thereof; (iii) any corporation organized under the laws of any foreign government; or (iv) any corporation, partnership, trust, association, or other entity which is an Affiliate of an Alien or Aliens. “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

Beneficial Ownership Inquiry

The Company may by written notice (including by proxy or ballot) require a person who is the record holder of the Company’s capital stock or a person with beneficial ownership of such stock to certify that, to the knowledge of such person:

•	all stock of the Company which such person has record ownership or beneficial ownership are owned and controlled only by U.S. Citizens; or

•	the number and class or series of stock of the Company owned of record or beneficially owned by such person that are owned or controlled by Aliens.

“Beneficial ownership” and “beneficially owned” refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(l)(i) thereof) under the Exchange Act.

With respect to any equity securities identified by such person in response to the beneficial ownership inquiry, the Company may require such person to provide further information as the Company may reasonably require in order to implement the provisions restricting ownership.

If a person fails to provide the certificate or other information to which the Company is entitled, the Company will presume that the equity securities in question are owned or controlled by Aliens.

Limitations on Foreign Ownership

The Certificate of Incorporation restricts ownership or control of the Company by non-U.S. Citizens. Ownership or control of (1) twenty-five percent (25%) (the “Maximum Voting Percentage”) or more of the issued and outstanding Voting Stock (as defined below) of the Company or (2) shares of capital stock of the Company entitled to receive fifty percent (50%) (the “Maximum Economic Percentage”) or more of the Company’s dividends, distributions or proceeds upon liquidation, by persons who are not U.S. Citizens is prohibited; provided, however, that the Maximum Voting Percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not U.S. Citizens under applicable Foreign Ownership Restrictions; provided, further, that the Board of Directors, by a majority vote of the independent directors, may increase or decrease the Maximum Economic Percentage if the Board of Directors in good faith, and upon advice of independent counsel, determines that such increase or decrease is permitted by applicable Foreign Ownership Restrictions. As used in the Certificate of

Incorporation, “Voting Stock” means common stock, and any other classes of stock issued by the Company that are entitled to vote on matters generally referred to the stockholders for a vote. “Foreign Ownership Restrictions” means United States statutory and United States Department of Transportation regulatory or interpretive restrictions on foreign ownership or control of the Company, the breach of which would result in the loss of any operating certificate or authority of the Company or any of its subsidiaries, including any successor provisions or regulations thereto.

A transfer of shares of any class of stock of the Company to an Alien will not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the foreign stock record of the Company. At no time shall ownership or control of shares representing more than the lesser of (i) the Maximum Voting Percentage of the issued and outstanding Voting Stock, or (ii) the Maximum Economic Percentage of all shares of stock of the Company, be registered on the foreign stock record. If at any time the Company determines that shares of stock are purportedly owned or controlled by one or more Aliens who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the foreign stock record, based on the date of the Company’s finding of ownership or control of such shares by an Alien. If at any time the Company determines that the number of shares of Voting Stock registered on the foreign stock record exceeds the Maximum Voting Percentage, or that the number of shares of stock of the Company registered on the foreign stock record exceeds the Maximum Economic Percentage, sufficient shares shall be removed from the foreign stock record in reverse chronological order so that the number of shares of Voting Stock registered on the foreign stock record does not exceed the Maximum Voting Percentage and so that the number of shares of stock of the Company registered on the foreign stock record does not exceed the Maximum Economic Percentage. Shares of stock of the Company known by the Company to be held of record or controlled by Aliens and not registered on the foreign stock record are at no time entitled to vote or to receive dividends, distributions or other benefits of ownership.

Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation and Bylaws

Some provisions of the Certificate of Incorporation and Bylaws, including the following, could have the effect of making it more difficult for a third party, or discouraging a third party from attempting, to acquire control of the Company without the approval of the Company’s Board of Directors:

Stockholder Action

The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. These provisions may have the effect of delaying approval of a stockholder proposal until the next annual meeting or until a special meeting could be convened. Stockholders may not amend the Bylaws without the affirmative vote of the holders of at least 66 2/3% of the Voting Stock of the Company. An affirmative vote of 66 2/3% of the holders of the Voting Stock of the Company is required for (i) any merger or consolidation of the Company with or into any other corporation or (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company assets, unless 66 2/3% of the directors approve such a transaction by resolution. Additionally, Articles 4, Section C (Series A Preferred), 10 (bylaws), 14 (board of directors), 15 (special meetings), 16 (66 2/3rd vote), 17 (written consent) and 18 (the Company’s right to amend the Certificate of Incorporation) of the Certificate of Incorporation may not be repealed or altered without the approval of 66 2/3% of the shares then entitled to vote.

Advance Notice Procedures

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing, subject to the exception noted below under “Board of Directors.” To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than

90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Board of Directors

The Certificate of Incorporation provides that the number of directors of the Company shall be not less than three nor more than nine, with the exact number being fixed from time to time, within such limits, by the Board of Directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement or removal from service

The Bylaws provide that, in an uncontested election, each director will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against” that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must submit an irrevocable resignation from the Board, which will become effective if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation.

The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.

Under the Certificate of Incorporation, at least two-thirds of the directors of the Company must be U.S. Citizens. The Bylaws provide generally that vacancies on the Board of Directors, including those resulting from an increase in the number of directors, may be filled only by the remaining directors, and not by stockholders. Any director elected to fill a vacancy will have the same remaining term as his or her predecessor. Accordingly, the Board of Directors could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new directorships with that stockholder’s own nominees.

Anti-Takeover Effects of Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined as:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The Company has not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring the Company to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Company’s management. It is possible that such provisions could make it more difficult to accomplish transactions which the Company stockholders may otherwise deem to be in their best interests.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Computershare, P.O. Box 43078, Providence, RI 02940, is the transfer agent and registrar for the Company’s common stock.

Shares in Book-Entry Form

Certificates representing the Company’s common stock are not issued unless requested in writing as described below. Holders of record of the Company common stock have credited to a book-entry account established and maintained for them by the transfer agent and registrar the number of shares of Company common stock owned of record by them. Stockholders may request the issuance of a certificate representing shares of Company Common Stock owned of record by them by writing to the transfer agent and registrar.

PLAN OF DISTRIBUTION

We may sell the common stock:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	by any other method permitted by law.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of common stock, the underwriters or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents. The underwriters may sell common stock to or through dealers, who may also receive compensation from purchasers of the common stock for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon by W. Joseph Payne, Senior Vice President, Corporate General Counsel and Secretary. As of May 30, 2017, Mr. Payne beneficially owned an aggregate of 190,452 shares of the Company’s common stock. Mr. Payne holds awards under the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan. Mr. Payne is also eligible to participate in the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference in the registration statement (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the Company’s three principal customers, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of common stock offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Indemnification under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth conditions and limitations governing the indemnification of officers, directors and other persons. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the DGCL in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

Indemnification under the Registrant’s Certificate of Incorporation. The Registrant’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. Article Twentieth of the Certificate of Incorporation provides in relevant part:

(A) Right to Indemnification.

(1) Persons Entitled to Indemnification. Subject to the General Corporation Law as existing or hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation will indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was, had agreed to become or is alleged to have been, a director or officer of the Corporation, and each person who is or was serving, or had agreed to serve or is alleged to have been, a director or officer of the Corporation, and each person who is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, employee or agent of, or in a similar capacity for, another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans of the Corporation or of any of its affiliates (“Indemnitee”).

(2) Scope of Indemnification. The indemnification right pursuant to this Section (A) will extend to persons entitled to such right whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent.

(3) Expenses Indemnified. The Corporation will indemnify persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including court costs and attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

(4) Survival. The indemnification right outlined in this Section (A) will continue as to a person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee’s estate, heirs, executors and administrators.

(5) Limitation of Indemnification. The Corporation will indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(B) Repayment of Indemnified Expenses.

The right to indemnification conferred in this Article Twentieth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in investigating and defending or responding to any such Proceeding in advance of its final disposition, and any appeal therefrom (“Advance Payment”), such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time. Nevertheless, if the General Corporation Law so requires, such Advance Payment of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under Delaware law.

(C) Indemnification of Other Persons.

The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers as outlined in Sections (A)(1) and (A)(2) above.

(D) Right of Claimant to Bring Suit.

If a claim brought under Sections (A)(1), (A)(2) or (A)(3) of this Article Twentieth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant’s suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.

(1) Valid Defenses to the Claimant’s Action. It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

(2) Invalid Defenses to the Claimant’s Action. Neither of the following acts or omissions will be a defense to the claimant’s action or create a presumption that the claimant has failed to meet the standard of conduct described in Section (D)(1) above:

(a) the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because the claimant has met such standard of conduct; nor

(b) an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct.

(E) Non-Exclusivity of Rights.

The right to indemnification and to Advance Payments conferred in this Article Twentieth shall not be exclusive of any other right which any person may have or hereafter acquire under any: (i) statute; (ii) provision of this Certificate of Incorporation; (iii) Bylaw; (iv) agreement; (v) vote of stockholders; (vi) vote of disinterested directors; or (vii) otherwise.

The indemnification provisions in the Certificate of Incorporation may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Limitation of Liability of Directors. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, Article Ninetieth of the Certificate of Incorporation limits the liability of directors of the Company for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware.

Insurance. Under Section 145 of the DGCL and Article Twentieth of the Certificate of Incorporation, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145. The Registrant has purchased one or more liability policies to indemnify its officers and directors against losses arising from claims by reason of their legal liability for acts as officers and directors, subject to the limitations and conditions set forth in the policy or policies.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of ATSG, reflecting corrections and amendments through August 16, 2013. (1)

3.2	Amended and Restated Bylaws of ATSG, reflecting amendments through May 10, 2013. (2)

4.1	Specimen of Common Stock Certificate. *

5.1	Opinion of Counsel.

23.1	Consent of Deloitte and Touche LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 8, 2017.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2013.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 31, 2017.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ Joseph C. Hete
Name: Joseph C. Hete
Title: President and Chief Executive Officer

Signature	Title	Date

/s/ Joseph C. Hete	President, Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2017
Joseph C. Hete

/s/ Quint Q. Turner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2017
Quint Q. Turner

*/s/ Randy D. Rademacher	Director and Chairman of the Board	May 31, 2017
Randy D. Rademacher

*/s/ Richard M. Baudouin	Director	May 31, 2017
Richard M. Baudouin

*/s/ J. Christopher Teets	Director	May 31, 2017
J. Christopher Teets

*/s/ Jeffrey J. Vorholt	Director	May 31, 2017
Jeffrey J. Vorholt

*By: W. Joseph Payne	Attorney-in-Fact	May 31, 2017
W. Joseph Payne

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of ATSG, reflecting corrections and amendments through August 16, 2013. (1)

3.2	Amended and Restated Bylaws of ATSG, reflecting amendments through May 10, 2013. (2)

4.1	Specimen of Common Stock Certificate. *

5.1	Opinion of Counsel.

23.1	Consent of Deloitte and Touche LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 8, 2017.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2013.